UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2004

CMKM DIAMONDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26919	90-0070390
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5375 Procyon St., Suite 101 Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (877) 752-3755

Casavant Mining Kimberlite International, Inc.

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Robert A. Maheu

On January 31, 2005, the Company announced that Robert A. Maheu joined the board of directors and will serve as co-chairman.

Throughout his life, Mr. Maheu and his company Robert A. Maheu Associates served as an advisor to many great men and companies throughout the history of America. Several of the companies Mr. Maheu has assisted are; Westinghouse, World Tankers Inc., Stavros Niarchos, Del E. Webb Corp., Schenley Distributors, United Steel Workers of America, Hughes Tool Co., Hughes Aircraft, Theta-Com of California, Howard R. Hughes, Leisure Industries Ltd., Jayhawk Industries, International Business Associates Inc., Shaheen Resources, MacMillian-Ring Free Oil Co., Pacific Investments, Expo-Tech, Exploration Co. of Louisiana, New Orleans Steamboat Co., Greyhound Exposition Services, Central Intelligence Agency, Global Intelligence Network, Las Vegas Investment Advisors Inc., Paradigm Gaming Systems, Konami Gaming Inc., Sunbelt Communications and Castle Rock Pictures Inc.

Robert Maheu negotiated for the purchase of many Nevada properties on behalf of Howard R. Hughes and the Hughes Tool Company. As a consequence, seven hotel/casinos, one airport and millions of dollars of raw land were acquired. In each case, Mr. Maheu became the Chief Operating Officer. Additionally, Maheu was responsible for the acquisition of an airline. Further, Mr. Maheu represented the Hughes' interests before local, county, state and national regulatory bodies for many years.

A copy of the press release is attached hereto as exhibit 99-1.

Michael Williams

On February 5, 2005, the Company announced that Michael Williams has agreed to join the board of directors. Mr. Williams appointment to the board will become effective upon the finalization of board of directors insurance.

Mr. Williams is currently the chairman of Broadband Wireless International Corp. (OTCBB:BBAN), a member of the board of WorldVuer and the co-founder of EDTV. He has an extensive background in the recording industry. Prior to EDTV he was COO of O2 Entertainment Inc. (an AMEX company). His experience has included the administration and career management of Snoop Doggy Dogg, the Dove Shack, professional athletes and many others. Williams has consulted for and advised people like Wesley Snipes and J Prince on particular matters. He began his executive career at A&M Records under John McClain, Herb Alpert and Jerry Moss, and then moved on to Island Records, signing a $2 million contract as an artist, songwriter and producer under Kevin Fleming and Chris Blackwell. As a hobby, Williams is a co-owner of a prominent record label under WEA (Warner Electric Atlantic) Original Man Entertainment, which currently has artists like Tony Lucca and Ballentine in stores now. He holds a Bachelor of Science in management.

A copy of the press release is attached hereto as exhibit 99-2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2004, the Company changed its name from Casavant Mining Kimberlite International, Inc. to CMKM Diamonds, Inc. The name change was effected through an amendment to the Company's articles of incorporation and approved by the board of directors and by a majority consent of its stockholders. A copy of the certificate of amendment to the articles of incorporation is attached hereto as exhibit 3(i)(a).

On March 1, 2004, the Company's board of directors and a majority of its stockholders, approved the amendment to the articles of incorporation to increase the authorized shares from Two Hundred Billion (200,000,000,000) shares to Five Hundred Billion (500,000,000,000) shares at a par value $0.0001. A copy of the certificate of amendment to the articles of incorporation is attached hereto as exhibit 3(i)(b).

On July 13, 2004, the Company filed a certificate of amendment to the articles of incorporation to correct a typographical error. The Company's original articles of incorporation filed on June 9, 1998 had a stated par value of $0.0001. A subsequent amendment filed on December 26, 2002 and all subsequent amendments which increased the authorized shares mistakenly listed the common par value as $0.001. Article 4 of this certificate of amendment was amended to read, the par value of common shares is $0.0001. A copy of the certificate of amendment to articles of incorporation is attached hereto as exhibit 3(i)(c).

On August 18, 2004, the Company's board of directors and a majority of its stockholders, approved the amendment to the Company's articles of incorporation to increase the authorized shares from Five Hundred Billion (500,000,000,000) shares to Eight Hundred Billion (800,000,000,000) shares at a par value of $0.0001. A copy of the certificate of amendment to articles of incorporation is attached hereto as exhibit 3(i)(d).

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

UPDATED CORPORATE STRATEGY PRESS RELEASE

On February 11, 2005, the Company announced a corporate strategy plan designed to dramatically and comprehensively transform the Company's internal corporate governance. A copy of the press release is attached hereto as exhibit 99-3.

REINSTATEMENT OF 34 ACT REPORTING STATUS PRESS RELEASE

On February 17, 2005, the Company announced the reinstatement of its reporting status under the Securities Exchange Act of 1934 through the filing of an amended Form 15. A copy of the press release is attached hereto as exhibit 99-4.

TEMPORARY TRADING SUSPENSION PRESS RELEASE

On March 3, 2005 the SEC announced the temporary trading suspension, pursuant to Section 12(k) of the Securities Exchange Act of 1934, of CMKM Diamonds, Inc. (symbol "CMKX"). The suspension started at 9:30 a.m. EST, and will continue through 11:59 p.m., on March 16, 2005. The Company issued a press release on March 4, 2005 commenting on the temporary trading suspension. A copy of the press release is attached hereto as exhibit 99-5.

CLARIFICATION INFORMATION

Contacting of Regulatory Bodies.

The Company has previously asked for investors and stockholders to please refrain from contacting the Company, the SEC, NASD, the Transfer Agent and/or Stoecklein Law Group to allow them to focus on completing necessary corporate disclosure documents. This request was not meant to discourage anyone from contacting the SEC, NASD or any other regulatory body with regards to any matter. The Company encourages its stockholders to comply with all regulatory bodies and if necessary call or contact them at their sole discretion. Further, the SEC has established a CMKM Diamonds Investor Line at the Pacific Regional Office, which can be reached by calling (323) 965-4519 or by email at cmkmdiamonds@sec.gov.

Shares Outstanding and Stockholders of Record.

In the March 4, 2005 press release, the Company disclosed it had 703,518,875,000 shares of common stock issued and outstanding to approximately 2,032 stockholders of record (excluding shares held in "street name").

Several stockholders have raised concern over what the previous statement actually means. The issued and outstanding share number includes all shares of common stock issued and outstanding as of March 4, 2005, including those held by stockholders in their respective brokerage accounts and/or other nominee names.

A stockholder of record is a person/entity that holds an actual certificate for shares of the Company's common stock in its name. Therefore, the Company has 2,032 stockholders that hold certificates in their own name.

"Street name" refers to shares held in a person's/entity's brokerage or other trading account. The majority of these shares are typically shown on stockholder lists as being held in CEDE & CO. The Company is not aware of how many stockholders have shares held in "street name", but the Company's stockholder list as of March 4, 2005 had 407,321,106,308 shares held in CEDE & CO.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
3i	Articles of Incorporation
(a)	Certificate of Amendment to Articles of Incorporation filed on February 5, 2004
(b)	Certificate of Amendment to Articles of Incorporation filed on March 1, 2004
(c)	Certificate of Amendment to Articles of Incorporation filed on July 13, 2004
(d)	Certificate of Amendment to Articles of Incorporation filed on August 18, 2004

99-1	Press Release dated January 31, 2005 announcing Robert A. Maheu joining the board of directors as co-chairman.
99-2	Press Release dated February 8, 2005 announcing Michael Williams joining the board of directors upon finalization of the board of director insurance.
99-3	Press Release dated February 11, 2005 announcing update to corporate strategy.
99-4	Press Release dated February 17, 2005 thanking securities counsel for reinstating 34 Act reporting status.
99-5	Press Release dated March 4, 2005 commenting on temporary trading suspension by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMKM DIAMONDS, INC.

By: /s/ Urban Casavant

      Urban Casavant,

      President and Chief Executive Officer

Date: March 14, 2005